Exhibit 99.2

LOCK-UP AND LEAK OUT AGREEMENT

This LOCK-UP AND LEAK-OUT AGREEMENT (the “Agreement”) is made as of ______,[1] 2021 (the “Effective Date”) by and between Telkonet, Inc., a Utah corporation, (the “Company”), and the person or entity listed on the signature page hereof as a shareholder (the “Shareholder”). Capitalized terms used but not otherwise defined herein, and the term “control,” shall have the meanings set forth in the Purchase Agreement (as defined below).

WHEREAS, VDA and the Company have entered into a Stock Purchase Agreement dated as August 6, 2021 (as it may be amended from time to time, the “Purchase Agreement”), pursuant to which VDA shall acquire the Telkonet Shares and the Warrant (the “Acquisition”) and shall become the majority shareholder of the Company; and

WHEREAS, as of the date hereof, the Shareholder: (a) “beneficially owns” (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) shares of Company Common Stock $.001 par value (“Common Stock”) or Company Series A or Series B Preferred Stock $.001 par value (collectively, “Preferred Stock”, and together with the Common Stock, the “Shares”) and (b) controls other securities which may be exercised, exchanged or converted for Common Stock (“Incentive Equity Securities”); and

WHEREAS, as an inducement and a condition to entering into the Purchase Agreement, VDA has required that the Shareholder agree, and the Shareholder has agreed, to the matters set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the undersigned Shareholder agree as follows:

1.	Six Month Prohibition on Sales or Transfers. Except as otherwise permitted under Section 2 below, the Shareholder, including the Shareholder’s Affiliated Entities (as defined below), hereby agrees that for a period of six (6) months from the Effective Date (the “Lock-Up Period”), the Shareholder will not offer, sell, contract to sell, pledge, give, donate, transfer or otherwise dispose of, directly or indirectly, any Shares (including Shares acquired upon exercise, conversion or exchange of Incentive Equity Securities), whether owned by the Shareholder as the date hereof or acquired subsequent to the date hereof (collectively, the “Lock-Up Shares”), enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic or voting consequences of ownership of such securities, whether any such aforementioned transaction is to be settled by delivery of the Lock-Up Shares or other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement (the “Lock-Up Agreement”). As used in this Agreement “Affiliated Entities”

[1]	This is intended as the closing date of the transaction contemplated by the Purchase Agreement shall mean any legal entity, including any corporation, limited liability company, partnership, not-for-profit corporation, estate planning vehicle or trust, which is directly or indirectly owned or controlled by the Shareholder or his or her descendants or spouse, of which such Shareholder or his or her descendants or spouse are beneficial owners, or which is under joint control or ownership with any other person or entity subject to a lock-up agreement regarding the Shares with terms substantially identical to this Agreement.

2.	Restrictions on Sales; Volume Limitations. Notwithstanding the provisions set forth in Section 1 above, the Shareholder shall have the right to effect open market sales of his, her or its, as the case may be, Lock-Up Shares in an aggregate amount not to exceed the volume limitations prescribed for affiliates of the issuer under Rule 144(e)(1)(i) promulgated under the Securities Act of 1933, as amended, as currently in effect.

3.	Application of this Agreement to Shares Sold or Otherwise Transferred. So long as such sales are made in compliance with the requirements of this Agreement, Lock-Up Shares sold in open market sales shall thereafter not be subject to the restrictions on sale contained in this Agreement.

4.	Attempted Transfers. Any attempted or purported sale, transfer, exchange, offer, tender, pledge, encumbrance, assignment, hypothecation or other disposition (each a “Transfer”) of any Lock- Up Shares by the Shareholder in violation or contravention of the terms of this Agreement shall be null and void ab initio. The Company shall instruct its Transfer Agent to reject and refuse to transfer on its books any Lock-Up Shares that may have been attempted to be Transferred in violation or contravention of any of the provisions of this Agreement and shall not recognize any Person in receipt thereof.

5.	Broker Authorization. The Shareholder hereby authorizes any and all brokers, for all accounts holding the Shareholder’s Lock-Up Shares, to provide directly to the Company, immediately upon the Company’s request, a copy of all account statements showing the Lock-Up Shares and all trading activity in the Lock-Up Shares during the Lock-Up Period.

6.	Acknowledgement of Representation. The Shareholder represents and warrants to the Company that the Shareholder was or had the opportunity to be represented by legal counsel and other advisors selected by Shareholder in connection with this Agreement. The Shareholder has reviewed this Agreement with his, her or its legal counsel and other advisors and understands the terms and conditions hereof.

7.	Legends on Certificates. All Lock-Up Shares now or hereafter owned by the Shareholder, shall be subject to the provisions of this Agreement and the certificates representing such Lock-Up Shares shall bear the following legends (or analogous legends shall be electronically entered on the Transfer Agent’s ledger):

THE SALE, ASSIGNMENT, GIFT, BEQUEST, TRANSFER, DISTRIBUTION, PLEDGE, HYPOTHECATION OR OTHER ENCUMBRANCE OR DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AND MAY BE MADE ONLY IN ACCORDANCE WITH THE TERMS OF A LOCK-UP AGREEMENT, A COPY OF WHICH MAY BE EXAMINED AT THE OFFICE OF THE CORPORATION.

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8.	Miscellaneous.

(a)               Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(b)               Assignment; Binding Effect. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party, and any such assignment by a party without prior written approval of the other party will be deemed invalid and not binding on such other party. All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors and permitted assigns.

(c)               Notices. All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested) or by a nationally recognized overnight delivery service for next day delivery as follows (or to such other address as any party may give in a notice given in accordance with the provisions hereof):

If to Telkonet:

Telkonet, Inc.

20800 Swenson Drive, Suite 175

Waukesha, Wisconsin 53186

Attention:	Jason L. Tienor
E-mail:	jtienor@telkonet.com

with a copy to:

Husch Blackwell LLP

511 North Broadway, Suite 1100

Milwaukee, Wisconsin 53202
Fax No.: 414.223.5000

Attention:	Kate Bechen
E-mail:	kate.bechen@huschblackwell.com

VDA:

V.D.A. Group S.p.A.

Viale L. Zanussi, 3

33170 Pordenone, Italy

Attention:	Piercarlo Gramaglia
E-mail:	piercarlo.gramaglia@vdagroup.com

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Moses & Singer LLP

Attention:	Francesco Di Pietro, Esq.

Allan Grauberd, Esq.

The Chrysler Building

405 Lexington Avenue

New York, New York 10174-1299

Fax No.: (212) 554-7700

E-mail:	fdipietro@mosessinger.com

agrauberd@mosessinger.com

If to the Shareholder:

_________________

_________________

Attention: ____________

Fax No.: (___) ___- ____

E-mail: _______________

with a copy to:

VDA:

Viale L. Zanussi, 3

33170 Pordenone, Italy

Attention:	Piercarlo Gramaglia
E-mail:	piercarlo.gramaglia@vdagroup.com

Moses & Singer LLP

Attention:	Francesco Di Pietro, Esq.

Allan Grauberd, Esq.

The Chrysler Building

405 Lexington Avenue

New York, New York 10174-1299

Fax No.: (212) 554-7700

E-mail:	fdipietro@mosessinger.com

agrauberd@mosessinger.com

All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier, (c) on the date delivered if sent by email, upon confirmation of receipt by email or (d) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth above, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(d)               Specific Performance; Remedies. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be

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entitled to seek specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the United States District Court located in the Borough of Manhattan (unless the United States District Court located in the Borough of Manhattan shall decline to accept jurisdiction over a particular matter, in which case, in any state court of the State of New York within the Borough of Manhattan in the City of New York), this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

(e)               Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in the United States District Court located in the Borough of Manhattan (unless the United States District Court located in the Borough of Manhattan shall decline to accept jurisdiction over a particular matter, in which case, in any state court of the State of New York within the Borough of Manhattan in the City of New York), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in New York, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New York as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. In the event of any litigation before a court of competent jurisdiction relating to a dispute with respect to this Agreement, the non-prevailing party in such litigation shall reimburse the prevailing party’s reasonable and documented costs and expenses (including reasonable and documented attorney’s fees and any costs of investigation or preparation) incurred in connection with such litigation, including any appeal therefrom. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in New York as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(f)              WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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(g)               Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(h)             Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York, and except that the URBCA shall control to the extent such necessarily applies to any aspect of this Agreement.

(i)               Amendment. This Agreement may not be amended or modified except by a writing signed by the parties.

(j)              Waiver. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence. Neither the failure nor any delay on the part of the party to exercise any right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

(k)               Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

(l)           Counterparts; Effectiveness; Electronic Signature.

(i)                 This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

(ii)              The exchange of copies of this Agreement and of signature pages by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, DocuSign or similar program or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by a combination of such means, shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of an original Agreement for all purposes. Signatures of the parties transmitted by facsimile or DocuSign or similar program shall be deemed to be their original signatures for all purposes.

(m)             Construction. This Agreement has been freely and fairly negotiated among the parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be

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construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.

(n)               Further Assurances. If any further action is necessary or reasonably desirable to carry out this Agreement’s purposes, each party will take such further action (including executing and delivering any further instruments and documents and providing any reasonably requested information) as the other party reasonably may request.

[SIGNATURE PAGE FOLLOWS.]

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       IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first written above.

TELKONET, INC.

By:_________________________

Name:

Title:

SHAREHOLDER

By:_________________________

Name:

Title:

Signature Page to Leak-Out Agreement